================================================================================
As filed with the Securities and Exchange Commission on June 19, 2001
                                                      Registration No. 333-_____
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           _________________________
                                   FORM S-8

                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                           _________________________
                            STANDARD PACIFIC CORP.
            (Exact name of Registrant as Specified in Its Charter)

                      Delaware                        33-0475989
          (State or Other Jurisdiction of          (I.R.S. Employer
          Incorporation or Organization)           Identification No.)
                           _________________________

                              15326 Alton Parkway
                           Irvine, California  92618
                                (949) 789-1600
              (Address, including Zip Code, and Telephone Number,
       including Area Code, of Registrant's Principal Executive Offices)

                           _________________________

              2000 STOCK INCENTIVE PLAN OF STANDARD PACIFIC CORP.

    STANDARD PACIFIC CORP. 2001 NON-EXECUTIVE OFFICER STOCK INCENTIVE PLAN
                             (Full Title of Plan)

                           _________________________

                            Clay A. Halvorsen, Esq.
             Senior Vice President, General Counsel and Secretary
                            Standard Pacific Corp.
                              15326 Alton Parkway
                           Irvine, California  92618
                                (949) 789-1600
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)
                           _________________________

                        CALCULATION OF REGISTRATION FEE

=======================================================================================================
                                                               Proposed       Proposed
                                                               Maximum        Maximum
                                                Amount         Offering      Aggregate      Amount of
           Title of Securities                  to be         Price Per       Offering     Registration
            to be Registered               Registered(1)(2)    Share(3)       Price(3)         Fee
-------------------------------------------------------------------------------------------------------
Common Stock,                                 1,525,000         $20.62     $31,445,500        $7,861.38
par value $0.01 per share
=======================================================================================================


(1) Also includes associated preferred share rights to purchase shares of Standard Pacific's common stock, which preferred share rights are not currently separable from the shares of common stock and are not currently exercisable. Pursuant to Rule 416(a), this Registration Statement also covers shares issued pursuant to antidilution provisions set forth in the 2000 Stock Incentive Plan of Standard Pacific Corp. and the anti-dilution provisions set forth in the Standard Pacific Corp. 2001 Non-Executive Officer Stock Incentive Plan.
(2) Represents 1,000,000 shares of Standard Pacific's common stock issuable under the 2000 Stock Incentive Plan of Standard Pacific Corp. and 525,000 shares of Standard Pacific's common stock issuable under the Standard Pacific Corp. 2001 Non-Executive Officer Stock Incentive Plan.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) and based on the average of the high and the low price of Standard Pacific's common stock as reported on June 15, 2001 on the New York Stock Exchange.
================================================================================

                                  INTRODUCTION

     This Registration Statement on Form S-8 is filed by Standard Pacific Corp., a Delaware corporation, and relates to 1,000,000 shares of Standard Pacific common stock issuable under the 2000 Stock Incentive Plan of Standard Pacific Corp. and 525,000 shares of Standard Pacific common stock issuable under the Standard Pacific Corp. 2001 Non-Executive Officer Stock Incentive Plan.


                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

* Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

Item 3.  Incorporation of Documents by Reference

     The following documents, which previously have been filed by Standard Pacific with the Securities and Exchange Commission, are incorporated herein by reference and made a part hereof:

     a) Standard Pacific's Annual Report on Form 10-K for fiscal year ended December 31, 2000;

     b) Standard Pacific's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

     c) Standard Pacific's Current Report on Form 8-K filed on June 13, 2001;

     d) All other reports filed by Standard Pacific pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year ended December 31, 2000; and

     e) The description of Standard Pacific's common stock and preferred stock purchase rights contained in its Registration Statement on Form 8-B (File No. 1-10959) filed December 17, 1991, including any amendment or report filed for the purpose of updating such description.

     All documents filed by Standard Pacific pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

     For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     The validity of the issuance of the shares of Standard Pacific's common stock will be passed upon for Standard Pacific by the law firm of Gibson, Dunn & Crutcher LLP. Robert K. Montgomery, a Partner of Gibson, Dunn & Crutcher LLP, and certain members of his immediate family own, in the aggregate, approximately 30,000 shares of Standard Pacific common stock.

Item 6.  Indemnification of Directors and Officers.

     Standard Pacific is a Delaware corporation. Section 145(a) of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.

     Section 145(b) of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Further subsections of Delaware General Corporation Law Section 145 provide that:

     (1) to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by such person in connection therewith;

     (2) the indemnification and advancement of expenses provided for pursuant to Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholder or disinterested directors or otherwise; and

     (3) the corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

     As used in this Item 6, the term "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether or not by or in the right of Standard Pacific, and whether civil, criminal, administrative, investigative or otherwise.

     Section 145 of the Delaware General Corporation Law makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors of Standard Pacific under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Standard Pacific's Certificate of Incorporation and Bylaws provide, in effect, that, to the fullest extent and under the circumstances permitted by Section 145 of the Delaware General Corporation Law, Standard Pacific will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is a director or officer of Standard Pacific or is or was serving at the request of Standard Pacific as a director or officer of another corporation or enterprise. Standard Pacific has entered into indemnification agreements with its officers and directors. Standard Pacific may, in its discretion, similarly indemnify its employees and agents. Standard Pacific's Certificate relieves its directors from monetary damages to Standard Pacific or its stockholders for breach of such director's fiduciary duty as a director to the fullest extent permitted by the Delaware General Corporation Law. Under Section 102(b)(7) of the Delaware General Corporation Law, a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for a breach of the duty of loyalty, (ii) for failure to act in good faith, (iii) for intentional misconduct or knowing violation of law, (iv) for willful or negligent violations of certain provisions in the Delaware General Corporation Law imposing certain requirements with respect to stock repurchases, redemptions and dividends, or (v) for any transactions from which the director derived an improper personal benefit. Depending upon the character of the proceeding, under Delaware law, Standard Pacific may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the company.

     Standard Pacific currently maintains an insurance policy which, within the limits and subject to the terms and conditions thereof, covers certain expenses and liabilities that may be incurred by directors and officers in connection with actions, suits or proceedings that may be brought against them as a result of an act or omission committed or suffered while acting as a director or officer of Standard Pacific.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

Exhibit No.  Description
-----------  -----------

  4.1 Certificate of Incorporation of the registrant, incorporated by reference to Exhibit 3.1 of the registrant's Registration Statement on Form S-4 (File No. 33-42293), filed with the Securities and Exchange Commission on August 16, 1991.

  4.2 Certificate of Correction of Certificate of Incorporation of the registrant, incorporated by reference to Exhibit 3.2 of the registrant's Registration Statement on Form 8-B filed with the Securities and Exchange Commission on December 17, 1991.

  4.3 Form of Certificate of Amendment to Certificate of Incorporation of the registrant, incorporated by reference to Exhibit 3.3 of the registrant's Registration Statement on Form 8-B filed with the Securities and Exchange Commission on December 17, 1991.

  4.4 Form of Certificate of Merger of the registrant, incorporated by reference to Exhibit 3.4 of the registrant's Registration Statement on Form 8-B filed with the Securities and Exchange Commission on December 17, 1991.

  4.5 Bylaws of the registrant, incorporated by reference to Exhibit 3.5 of the registrant's Registration Statement on Form S-4 (File No. 33-37014), filed with the Securities and Exchange Commission on May 15, 2000.

  4.6        Form of Specimen Stock Certificate, incorporated by reference to
             Exhibit 28.3 of the registrant's Registration Statement on Form S-4 (File No. 33-42293), filed with the Securities and Exchange Commission on August 16, 1991.

  4.7 Rights Agreement, dated as of December 31, 1991, between the registrant and Manufacturers Hanover Trust Company of California, as Rights Agent, incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-4 (File No. 33-42293), filed with the Securities and Exchange Commission on August 16, 1991.

  4.8 Amendment No. 1 to Rights Agreement, effective as of May 12, 1999, between the registrant and First Chicago Trust Company of New York, as Rights Agent, incorporated by reference to Exhibit 4.1 of the registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

  5          Opinion of Gibson, Dunn & Crutcher LLP.

  23.1       Consent of Arthur Andersen LLP.

  23.2 Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5 hereto).

  24         Power of Attorney (contained on signature page hereto).

Item 9.  Undertakings.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by a final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on June 18, 2001.


                              STANDARD PACIFIC CORP.

                              By:  /s/ Stephen J. Scarborough
                                   --------------------------
                              Name:  Stephen J. Scarborough
                              Title: Chairman of the Board and Chief Executive
                                     Officer


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Stephen J. Scarborough and Andrew H. Parnes, and each of them, with full power of substitution and full power to act without the other, his true and lawful attorneys-in-fact and agents to act for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement the registrant may hereafter file with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act to register additional shares of common stock, and to file this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated below and on the dates indicated.


Signature                             Title                                            Date
---------                             -----                                            ----
                                      Chief Executive Officer and  Chairman of the
/s/ Stephen J. Scarborough            Board (Principal Executive Officer)              June 18, 2001
------------------------------------
     (Stephen J. Scarborough)

/s/ Andrew H. Parnes                  Senior Vice President--Finance, Chief
------------------------------------  Financial Officer and Director (Principal        June 18, 2001
       (Andrew H. Parnes)             Financial Officer)


------------------------------------  Director
        (Michael C. Cortney)

/s/ James L. Doti
------------------------------------  Director                                         June 18, 2001
           (James L. Doti)

/s/ Ronald R. Foell
------------------------------------  Director                                         June 18, 2001
          (Ronald R. Foell)

/s/ Douglas C. Jacobs
------------------------------------  Director                                         June 18, 2001
          (Douglas C. Jacobs)

/s/ Keith D. Koeller
------------------------------------  Director                                         June 15, 2001
           (Keith D. Koeller)

/s/ Larry McNabb
------------------------------------  Director                                         June 18, 2001
             (Larry McNabb)

/s/ Jeffrey V. Peterson
------------------------------------  Director                                         June 18, 2001
         (Jeffrey V. Peterson)

                                 EXHIBIT INDEX

Exhibit No.    Description
-----------    -----------

  4.1 Certificate of Incorporation of the registrant, incorporated by reference to Exhibit 3.1 of the registrant's Registration Statement on Form S-4 (File No. 33-42293), filed with the Securities and Exchange Commission on August 16, 1991.

  4.2 Certificate of Correction of Certificate of Incorporation of the registrant, incorporated by reference to Exhibit 3.2 of the registrant's Registration Statement on Form 8-B filed with the Securities and Exchange Commission on December 17, 1991.

  4.3 Form of Certificate of Amendment to Certificate of Incorporation of the registrant, incorporated by reference to Exhibit 3.3 of the registrant's Registration Statement on Form 8-B filed with the Securities and Exchange Commission on December 17, 1991.

  4.4 Form of Certificate of Merger of the registrant, incorporated by reference to Exhibit 3.4 of the registrant's Registration Statement on Form 8-B filed with the Securities and Exchange Commission on December 17, 1991.

  4.5          Bylaws of the registrant, incorporated by reference to Exhibit
               3.5 of the registrant's Registration Statement on Form S-4 (File No. 33-37014), filed with the Securities and Exchange Commission on May 15, 2000.

  4.6          Form of Specimen Stock Certificate, incorporated by reference to
               Exhibit 28.3 of the registrant's Registration Statement on Form S-4 (File No. 33-42293), filed with the Securities and Exchange Commission on August 16, 1991.

  4.7 Rights Agreement, dated as of December 31, 1991, between the registrant and Manufacturers Hanover Trust Company of California, as Rights Agent, incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-4 (File No. 33-42293), filed with the Securities and Exchange Commission on August 16, 1991.

  4.8 Amendment No. 1 to Rights Agreement, effective as of May 12, 1999, between the registrant and First Chicago Trust Company of New York, as Rights Agent, incorporated by reference to Exhibit
               4.1 of the registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

  5            Opinion of Gibson, Dunn & Crutcher LLP.

  23.1         Consent of Arthur Andersen LLP.

  23.2 Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5 hereto).

  24           Power of Attorney (contained on signature page hereto).